UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2020

HC2 HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 29th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 235-2690
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of The Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HCHC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 30, 2020, HC2 Holdings, Inc., a Delaware corporation (“HC2”), agreed to sell its majority-owned subsidiary Beyond6, Inc. (“Beyond6”) to an affiliate of Mercuria Investments US, Inc., pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) among Beyond6, Greenfill, Inc., a Delaware corporation (“Parent”),  Greenfill Merger, Inc., a newly-formed Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and an affiliate of HC2 as the Stockholder Representative for the Beyond6 stockholders. The Merger Agreement, which has been approved by the board of directors and  stockholders of Beyond6 (including HC2), provides that Merger Sub will merge with and into Beyond6, with Beyond6 as the surviving corporation (the “Merger”). The base purchase price of the transaction payable to holders of Beyond6’s equity will be approximately $169.0 million payable at closing, net of Beyond6’s debt and transaction expenses, subject to customary purchase price adjustments and escrow arrangements as set forth in the Merger Agreement. Net proceeds received by HC2 are expected to be approximately $65.0 million in cash subject to customary closing adjustments, which HC2 intends to use to reduce debt.

Consummation of the Merger is subject to the satisfaction or waiver of certain customary closing conditions, including (a) the Beyond6 stockholder approval is in full force and effect, (b) the accuracy of each party’s representations and warranties (subject to customary materiality qualifiers), (c) each party’s compliance with its agreements and covenants contained in the Merger Agreement, (d) the waiting period under the Hart-Scott-Rodino antitrust law having expired and (e) the absence of any law, ordinance, rule, regulation, order, judgment or decree being in effect that restrains or enjoins, or otherwise prohibits or makes illegal, the consummation of the Merger. The parties expect that the Merger will close in the first quarter of 2021, subject to the satisfaction of certain customary conditions to closing, but not earlier than January 22, 2021.

The Merger Agreement includes customary representations, warranties and covenants of Beyond6, Parent and Merger Sub, none of which survive the closing except for those covenants that by their terms apply or are to be performed following the closing. The Merger Agreement also contains customary covenants restricting the operation of the business of Beyond6 and its subsidiaries prior to the closing without the consent of Parent, including with respect to acquisitions and dispositions of assets, material business transactions, matters with respect to employees and other customary restrictions.  Beyond6 has also agreed not to solicit or engage in any proposals regarding alternative transactions and to certain restrictions on its ability to respond to any such proposals. The parties have agreed to use commercially reasonable efforts to obtain approval of the proposed transactions under applicable antitrust laws, as more fully set forth in, and subject to the terms and conditions of, the Merger Agreement. Furthermore, to induce Beyond6 to enter into the Merger Agreement, Andrew West, the chief executive officer of Beyond6, has agreed to rollover certain of his securities of Beyond6 into an affiliate of Mercuria and enter into an employment agreement with an affiliate of Mercuria.

The Merger Agreement contains certain termination rights for the parties, including termination by either party if the closing has not occurred on or before March 1, 2021, unless the party seeking to terminate the Merger Agreement has breached any of its representations, warranties or covenants therein and such breach is the cause of, or has resulted in, the failure of the Closing to occur on or before such date. In the event that Beyond6 terminates the Merger Agreement in connection with Parent’s breach of the Merger Agreement or failure to consummate the transaction under certain circumstances, Parent will be required to pay Beyond6 a termination fee of $12.7125 million in cash (the “Reverse Termination Fee”).  Parent has obtained equity financing for the purpose of financing the cash portion of the purchase price from Mercuria Investments US, Inc., on the terms and subject to the conditions set forth in an equity commitment letter. In addition, Mercuria Investments US, Inc. has agreed to guarantee Parent’s obligation to pay the Reverse Termination Fee, subject to the terms and conditions set forth in a limited guarantee and the Merger Agreement.
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The foregoing summary of the principal terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full copy of the Merger Agreement filed as Exhibit 2.1 hereto and incorporated herein by reference. This summary and the copy of the Merger Agreement are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about HC2 or Beyond6  in public reports filed with the Securities and Exchange Commission (“SEC”). In particular, the Merger Agreement and this summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to any party to the Merger Agreement. The Merger Agreement includes representations, warranties and covenants of Beyond6, Parent and Merger Sub made solely for the benefit of the parties to the Merger Agreement. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by Beyond6, Parent and Merger Sub in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to HC2’s filings with the SEC or may have been used for purposes of allocating risk among Beyond6 and its stockholders (including HC2), Parent and Merger Sub rather than establishing matters as facts. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of Beyond6, Parent or Merger Sub or any of their respective subsidiaries or affiliates (including HC2).

Item 7.01. Regulation FD Disclosure.

On December 31, 2020, HC2 issued a press release announcing the execution by Beyond6 of the Merger Agreement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in (and incorporated by reference into) this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1*
Agreement and Plan of Merger, dated as of December 30, 2020, by and among Beyond6, Inc., Greenfill Inc., Greenfill Merger, Inc., and HC2 Holdings, Inc., solely in its capacity as the Stockholders’ Representative

99.1	Press Release of HC2 Holdings, Inc., dated December 31, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*
Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule and/or exhibit upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2020

HC2 Holdings, Inc. (Registrant)

By:	/s/ Michael J. Sena
Name:	Michael J. Sena
Title:	Chief Financial Officer